Exhibit 10.7
FIRST AMENDMENT
TO THE
BRIGHTSPIRE CAPITAL, INC.
2022 EQUITY INCENTIVE PLAN,
EFFECTIVE AS OF MAY 5, 2022

    The BrightSpire Capital, Inc. 2022 Equity Incentive Plan, effective as of May 5, 2022 (the “Plan”), is hereby amended, effective as of February 21, 2024, as follows:

1.The flush language at the beginning of Section 18.5 of the Plan (prior to subclause (a)) is hereby deleted and replaced in its entirety with the following:

18.5     Performance Awards

In the case of Performance Awards denominated in Stock, Stock Units, or LTIP Units (unless otherwise determined by the Committee, in an Award Agreement, or other agreement with a Grantee), upon the occurrence of a Change in Control in which such Performance Award is not being assumed or continued:

2.Except as amended above, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, BrightSpire Capital, Inc. has caused this First Amendment to the Plan to be executed this 21st day of February, 2024.

BRIGHTSPIRE CAPITAL, INC. By: /s/ David A. Palamé
Name: David A. Palamé Title: Executive Vice President